Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)Registration Statement (Form S-3 No. 333-272281) of Recursion Pharmaceuticals, Inc.,
2)Registration Statement (Form S-3 No. 333-264845) of Recursion Pharmaceuticals, Inc.,
3)Registration Statement (Form S-8 No. 333-272282) pertaining to the assumption of the Cyclica Inc. Second Amended and Restated Stock Option Plan, by Recursion Pharmaceuticals, Inc.,
4)Registration Statement (Form S-8 No. 333-272027) pertaining to the assumption of the Valence Discovery Inc. Stock Option Plan dated April 17, 2018 as amended and restated on November 16, 2021, by Recursion Pharmaceuticals, Inc.,
5)Registration Statement (Form S-8 No. 333-271719) pertaining to the 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan, of Recursion Pharmaceuticals, Inc.,
6)Registration Statement (Form S-8 No. 333-264847) pertaining to the 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of Recursion Pharmaceuticals, Inc., and
7)Registration Statement (Form S-8 No. 333-255315) pertaining to the 2021 Equity Incentive Plan, 2021 Employee Stock Purchase Plan, and the 2016 Equity Incentive Plan of Recursion Pharmaceuticals, Inc.;
of our reports dated February 29, 2024, with respect to the consolidated financial statements of Recursion Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Recursion Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Recursion Pharmaceuticals, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Salt Lake City, Utah
February 29, 2024